UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100
_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Sixth Amended and Restated Management Agreement

On June 3, 2016, Preferred Apartment Communities, Inc. (the "Company"), Preferred Apartment Communities Operating Partnership, L.P. (the "Partnership") and Preferred Apartment Advisors, LLC (the "Manager") executed and delivered a Sixth Amended and Restated Management Agreement dated as of June 3, 2016 (the “Amended Agreement”). The Amended Agreement amends and restates in its entirety the Fifth Amended and Restated Management Agreement, effective as of January 1, 2015 (as amended as of February 22, 2016, the “Previous Agreement”). Below is a summary of the material changes effected by the Amended Agreement.
Term
The Amended Agreement has a three-year term with automatic yearly renewals upon the expiration of each year of the term, subject to termination by the Company or the Manager under specified circumstances. The Previous Agreement had a term of five years, followed by successive one-year terms unless either the Company or the Manager gave 180 days’ prior notice to the other party of an intention not to renew.
Termination
The Amended Agreement provides that, in the event of termination by the Company without cause or by the Manager for cause (each as described below), or upon the liquidation of the Company, the Company is required to pay to the Manager a termination payment (the “Termination Payment”) equal to the recurring fees paid or owing relating to the prior 12-month period multiplied by (a) 3.0, if the effective date of termination is on or prior to December 31, 2017, or (b) 2.5, if the effective date of termination is on or after January 1, 2018. If the Manager is sold to an unaffiliated third party without the consent of the Company’s independent directors, or if the Manager assigns the Amended Agreement, in whole or in part, without the consent of a majority of the Company’s independent directors and the Partnership, the Manager will not be entitled to the Termination Payment.

Upon any termination of the Amended Agreement by the Company or the Manager, the Company also will be required to pay to the Manager all fees and expenses unpaid and payable as of the termination date and all deferred fees not yet payable.

The Company may, upon the affirmative vote of at least 75% of the independent directors, terminate the Amended Agreement without cause, upon a finding that (a) the Manager is not performing satisfactorily in light of the economic environment existing at such time, or (b) the fees charged by the Manager are not in accordance with the then-current market rates charged by asset management companies rendering services substantially similar to those rendered by the Manager, provided that the termination notice will not be effective if the Manager (i) agrees to continue to provide services for a rate that at least 75% of the independent directors determine to be in accordance with market rates, (ii) delivers a notice of proposal to negotiate, and (iii) reaches an agreement with the Company as to modified fees within 60 days of such notice. Termination of the Amended Agreement by the Company without cause will be effective on December 31, 2017, if written notice is provided to and received by the Manager prior to July 1, 2017, or, if such notice is received by the Manager on or after July 1, 2017, on the last day of the calendar month that is 180 days following the date such notice is received by the Manager.

The Company may terminate the Amended Agreement for cause (a) upon a final determination by a court that there has been a material breach of the Amended Agreement by the Manager having a material adverse effect on the Company, and such breach has continued for a period of 60 days following notice to the Manager (or 90 days if the Manager took steps to cure within 60 days), (b) in the event of a bankruptcy or similar occurrence with respect to the Manager, (c) upon dissolution of the Manager, or (d) upon a final determination of a court that the Manager has committed fraud or similar acts. The Company may not terminate the Amended Agreement upon a change of Control of the Manager. The Manager will not be entitled to the Termination Payment if the Company terminates the Amended Agreement for cause.

The Manager may unilaterally terminate the Amended Agreement upon no less than 180 days’ prior written notice to the Company informing the Company of the Manager's intention to discontinue performance of services pursuant to this Agreement as of the date of termination, in which event the Manager will not be entitled to the Termination Payment.

The Manager may terminate the Amended Agreement with immediate effect if the Company becomes required to register as an investment company under the Investment Company Act of 1940, in which event the Manager will not be entitled to the Termination Payment.

The Manager may terminate the Amended Agreement for cause (a) upon assignment of the Amended Agreement by the Company, (b) upon a change in control of the Company, (c) upon a sale of all or substantially all the assets of the Company, or (d) upon the final determination of a court that the Company has materially defaulted in the performance of its obligations under the Amended Agreement, and such default is uncured for 60 days (or 90 days if the Company took steps to cure within 60 days). In the event of a termination by the Manager for cause, the Company is required to pay to the Manager the Termination Payment and also is required to forgive any indebtedness then owing by the Manager to the Company under any line of credit facility, with the outstanding principal balance so forgiven capped at $15 million.

Waiver of Promote
The Amended Agreement also provides for the irrevocable waiver by the Manager of all of its rights in its capacity as special limited partner of the Partnership, including its right to receive a promote type distribution upon the disposition of the Company’s real estate assets (the “Special Limited Partnership Interest”).

Retail Leasing Fees
The Amended Agreement amends the provisions relating to commissions on retail leases to provide that the commission payable to the Manager (a) for new retail leases will be equal to the greater of (i) $4.00 per square foot, and (ii) 4.0% of the aggregate base rental payments to be made by the tenant for the first 10 years of the original lease term; and (b) for lease renewals will be equal to the greater of (i) $2.00 per square foot, and (ii) 2.0% of the aggregate base rental payments to be made by the tenant for the first 10 years of the newly renewed lease term. There are no commissions payable on such lease renewals thereafter.

Other Matters

The Amended Agreement removes the prohibition contained in the Previous Agreement on the Company from employing or retaining the Manager’s employees for a two year period in the event the Company terminated the Amended Agreement without cause. The Amended Agreement provides that the Company may contact the Manager’s employees following receipt by the Manager of a notice of termination of the Amended Agreement by the Company for the purpose of seeking to hire such employees.

The Amended Agreement provides that in the event of a termination of the Amended Agreement, (a) the Manager will transfer to the Company and the Company will assume all rights, obligations and liabilities of the Manager under any outstanding leases which relate to the business of the Company, and (b) the Manager will transfer to the Company all intellectual property rights relating to the name of the Company.

The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amended and Restated Management Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Sixth Amended and Restated Agreement of Limited Partnership

In connection with the Amended Agreement, on June 3, 2016, the Company, the Manager and the other limited partners party thereto executed a Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, dated June 3, 2016 (the “Sixth Amended and Restated Partnership Agreement”). The Sixth Amended and Restated Partnership Agreement was entered into principally to remove all references to the Special Limited Partner (as defined in the Fifth Amended and Restated Agreement of Limited Partnership, effective as of January 1, 2014) and the Special Limited Partnership Interest, the receipt of which was irrevocably waived in the Amended Agreement. In addition, the Sixth Amended and Restated Partnership Agreement contains updates to the provisions relating to the redemption of redeemable preferred units issued by the Partnership, an updated definition of GAAP and other clarifications and corrections.

The foregoing description of the Sixth Amended and Restated Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth

Amended and Restated Partnership Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On June 3, 2016, the Company issued a press release entitled "Preferred Apartment Communities, Inc. Announces Extension of Management Agreement with Preferred Apartment Advisors, LLC." A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

This information, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. This information, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any of those filings.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
4.1	Sixth Amended and Restated Partnership Agreement, dated June 3, 2016, among Preferred Apartment Communities, Inc., Preferred Apartment Advisors, LLC and the other limited partners party thereto
10.1
Sixth Amended and Restated Management Agreement, dated June 3, 2016, among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P. and Preferred Apartment Advisors, LLC

99.1	Press Release dated June 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: June 6, 2016	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Senior Vice President, General Counsel and Secretary